    As filed with the Securities and Exchange Commission on  August 2, 2001

                                                            FILE NO. 333-_______
______________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                    BNS Co.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                             05-113140
          (State or other jurisdiction              (I.R.S. Employer
          of incorporation or organization)         Identification No.)


                             275 WEST NATICK ROAD
                               WARWICK, RI 02886
                           ------------------------
          (Address of principal executive offices, including zip code)

   THE BROWN & SHARPE EMPLOYEE STOCK OWNERSHIP AND PROFIT PARTICIPATION PLAN


                            (Full title of the plan)

                                ANDREW C. GENOR
                     President and Chief Executive Officer
                                    BNS Co.
                              275 West Natick Road
                               Warwick, RI 02886
                                 (401) 244-4500

(Name, Address and Telephone Number, including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

   Title of                               Proposed maximum        Proposed maximum       Amount of
  Securities          Amount to be       offering price(1)       aggregate offering     registration
to be registered       registered             per unit                price(1)              fee
-----------------------------------------------------------------------------------------------------
Class A Common
 Stock, par
 value $0.01 (2)        523,555                $4.45                 $2,329,820            $583
=====================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of BNS Co. Class A Common Stock reported on the New York Stock Exchange on July 27, 2001.
(2) Includes such Rights under the Registrant's Rights Agreement, dated
    February 13, 1998, as are issuable in tandem with such shares of Common
    Stock.
--------------------------------------------------------------------------------
                            Exhibit Index on page 8;
                               Page 1 of 8 pages.
_______________________________________________________________________________

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     BNS Co. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission (the "Commission") on April 2, 2001, pursuant to Section 13 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) The Registrant's Amended Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Commission on April 30, 2001, pursuant to Section 13 under the Exchange Act.

(c) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as filed with the Commission on May 15, 2001, pursuant to Section 13 under the Exchange Act.

(d) Current Report on Form 8-K, as filed with the Commission on May 10, 2001, pursuant to Section 13 or 15(d) of the Exchange Act.

(e) Current Report on Form 8-K, as filed with the Commission on May 21, 2001, pursuant to Section 13 or 15(d) of the Exchange Act.

(f) Definitive Proxy Statement on Schedule 14A, as filed with the Commission on June 21, 2001, pursuant to Section 14 of the Exchange Act.

(g) The information under the caption "Description of Capital Stock" on pages 22 and 23 in the Company's Prospectus dated October 1, 1980, filed pursuant to Rule 424(b) under the Securities Act of 1933, and any amendments or reports which have been or will be filed in the future for the purpose of updating such information.

(h) The information under the caption "Description of Registrant's Securities to be Registered" in the registration statement on Form 8-A filed on March 5, 1998, under the Exchange Act, and any amendments or reports which have been or will be filed in the future for the purpose of updating such information.

All documents that the Registrant subsequently file pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934 before it files a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed incorporated herein by reference from the date they are filed.


Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Howard K. Fuguet, a partner at the firm of Ropes & Gray, serves on the board of directors of the Registrant.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the Registrant's certificate of incorporation includes the foregoing provision permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended.

     Section 10 of the Registrant's By-Laws provides the following:

     This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or any direct or indirect subsidiaries of this corporation, or while such a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any By-Law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

     The Registrant has entered into separate Indemnity Agreements with directors and officers to carry out the provisions of Section 10 of the By-Laws. In addition, the Registrant maintains a directors' and officers' liability insurance policy.


Item 7.  Exemption From Registration Claimed.
         -----------------------------------

     Not applicable.


Item 8.  Exhibits.
         --------

Exhibit   Document
-------   --------

10.1 The Brown & Sharpe Employee Stock Ownership and Profit Participation Plan and Trust Agreement (1998 Restatement).

10.2 First Amendment to The Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (1998 Restatement).

10.3 Instrument of Termination and Amendment to The Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (1998 Restatement).

23.1      Consent of Ernst & Young, LLP.


     On April 13, 2001, the Registrant submitted The Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (the "ESOP") to the Internal Revenue Service for a determination of its qualified status upon termination. The determination process is currently underway, and the Registrant undertakes to make any changes to the ESOP as the Internal Revenue Service may require in order to qualify the ESOP.

Item 9.  Undertakings.
         ------------

(a)  The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warwick, State of Rhode Island and Providence Plantations, on this 2nd day of August, 2001.

                              BNS CO.



                              By: /s/ Andrew C. Genor
                                  -------------------
                                  Name:  Andrew C. Genor
                                  Title: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Andrew C. Genor                                        Date July 30, 2001
-------------------                                             -------------
Andrew C. Genor
President and Chief Executive Officer
(Principal Executive Officer)
(Principal Financial Officer)
(Principal Accounting Officer)

/s/ Kenneth N. Kermes                                      Date July 30, 2001
---------------------                                           -------------
Kenneth N. Kermes
Director

_______________                                            Date
Russell A. Boss                                                 -------------
Director

/s/ Richard M. Donnelly                                    Date July 28, 2001
-----------------------                                         -------------
Richard M. Donnelly
Director

/s/ John M. Nelson                                         Date July 30, 2001
------------------                                              -------------
John M. Nelson
Director

/s/ Howard K. Fuguet                                       Date July 31, 2001
--------------------                                            -------------
Howard K. Fuguet
Director

/s/ John Robert Held                                       Date July 27, 2001
--------------------                                            -------------
John Robert Held
Director

/s/ Roger E. Levien                                        Date July 27, 2001
-------------------                                             -------------
Roger E. Levien
Director

/s/ Henry D. Sharpe, III                                   Date July 30, 2001
------------------------                                        -------------
Henry D. Sharpe, III
Director

Exhibit Index
-------------

Number    Title of Exhibit
------    ----------------

10.1 The Brown & Sharpe Employee Stock Ownership and Profit Participation Plan and Trust Agreement (1998 Restatement).

10.2 First Amendment to The Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (1998 Restatement).

10.3 Instrument of Termination and Amendment to The Brown & Sharpe Employee Stock Ownership and Profit Participation Plan (1998 Restatement).

23.1      Consent of Ernst & Young, LLP.